AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
CUSTODY AGREEMENT

THIS AMENDMENT, effective as of the last date in the signature block (the “Effective Date”), to the Custody Agreement dated as of July 1, 2016, as amended (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit D of the Agreement to add Hood River New Opportunities Fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.As of the Effective Date, Exhibit D of the Agreement is hereby superseded and replaced in its entirety with the Exhibit D attached hereto.

2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

MANAGER DIRECTED PORTFOLIOS LLC	U.S. BANCORP FUND SERVICES
By: /s/ Amber C. Kopp	By: /s/ Gregory Farley
Name: Amber C. Kopp	Name: Gregory Farley
Title: Secretary	Title: Sr. Vice President
Date: July 31, 2024	Date: July 31, 2024

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Exhibit D to the
Custody Agreement – Manager Directed Portfolios

Name of Series
Hood River Small Cap Growth Fund
Hood River International Opportunity Fund – Institutional
Hood River International Opportunity Fund – Retirement
Hood River New Opportunities Fund

Custody Services Fee Schedule
Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
[ ] basis points
$ [ ] - Minimum annual fee per fund Plus, portfolio transaction fees

Portfolio Transaction Fees
■$ [ ] - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■$ [ ] - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non- depository transaction
■$ [ ] - Option/SWAPS/future contract written, exercised or expired
■$ [ ] - Mutual fund trade, Margin Variation Wire and outbound Fed wire
■$ [ ] - Physical security transaction
■$ [ ] - Check disbursement (waived if U.S. Bancorp is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
■Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
■$ [ ] - per custody sub account per year (e.g., per sub - adviser, segregated account, etc.)
■$ [ ] - Class Action Services filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed $[ ].
■No charge for the initial conversion free receipt.
■Overdrafts - charged to the account at prime interest rate plus [ ]% unless a line of credit is in place.
■Third Party lending - Additional fees will apply
*Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	South Africa	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Korea	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	Spain	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sweden	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Thailand	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Turkey	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	UAE	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Uganda	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Eswatini	[ ]	$[ ]	New Zealand	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	Uruguay	[ ]	$[ ]
Euroclear (Non- Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Zambia	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]
*Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Additional Global Sub-Custodial Services Amendments
●Australia [ ] bps, $[ ]; Bangladesh [ ] bps, $[ ]; Brazil [ ] bps, $[ ]; Canada [ ] bps, $[ ]; India [ ] bps, $[ ]; Israel [ ] bps, $[ ]; Japan [ ] bps, $[ ]; Kenya [ ] bps, $35; Malaysia [ ] bps, $[ ]; Mexico [ ] bps, $[ ]; New Zealand [ ] bps, $[ ]; Nigeria [ ] bps, $[ ]; Philippines [ ] bps, $[ ]; Saudi Arabia [ ] bps, $[ ]; Singapore [ ] bps, $[ ]; South Africa [ ] bps, $[ ]; South Korea [ ] bps, $[ ]; Taiwan [ ] bps, $[ ]; Thailand [ ] bps, $21; United Kingdom 0.50 bps, $2.50

Global Custody Base Fee
A monthly base fee of $[ ] per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
■SWIFT reporting and message fees.

Advisor’s signature as acknowledgement of the fee schedule on Exhibit D is not needed.

Hood River Capital Management, LLC signed the fee schedule proposal dated June 2, 2021, on June 15, 2021.